                         EMPLOYEE STOCK OPTION AGREEMENT

        THIS AGREEMENT, made as of the __ day of November, 2001 by and between
AMERICAN COMMUNCIATIONS ENTERPRISES, INC., a Nevada corporation (the "Company"), and MICHAEL T. DENT, M.D. (the "Optionee").

                                    RECITALS:

        A.      The Company, NeoGenomics, Inc., a Florida corporation ("NeoGenomics"), and the Optionee have entered into a certain Employment Agreement dated as of
November ____, 2001 (the "Employment Agreement"), pursuant to which the Company and NeoGenomics have agreed to employ the Optionee as their President and Chief
Executive Officer ; and

        B.      The Company has agreed to grant an option to purchase shares of the common stock of the Company to the Optionee pursuant to the terms of the
Employment Agreement.

        NOW THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1.      Grant of the Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants the Optionee an option (the
"Option") to purchase up to 135,000,000 shares (the "Option Shares") of the
Company's common stock (the "Common Stock"), during the term of the Option at a price equal to $.0001 per share (the "Exercise Price").

        2.      Term. The term of the Option shall commence on the date of this
Agreement, and, subject to the provisions of Sections 5 and 6 hereof, expire ten
(10) years from the date of this Agreement. Upon its termination, the Option shall be of no further force and effect and shall not be exercisable to any extent.

        3.      Vesting.

                (a)     Subject to Sections 5 and 6 hereof, the Option shall vest
and become exercisable in accordance with the following schedule:

                        (i)     22,500,000 shares will vest when the Company, NeoGenomics
or a third party publishes a study regarding NeoGenomics' research which has been subject to customary peer review.

                        (ii)    22,500,000 shares will vest when NeoGenomics' laboratory
operations (i.e., excluding research) achieve profitability for any 12 month period.
For purposes of this Section, profitability shall mean that revenues for the 12 month period exceed direct operating expenses for such period, calculated in accordance with generally accepted accounting principles.

                        (iii)   22,500,000 shares will vest when the Company's Market
Capitalization (as defined below) equals or exceeds $25,000,000.

                        (iv)    22,500,000 shares will vest when NeoGenomics completes
substantially all of the research necessary for NeoGenomics' primary product (as described in its business plan).

                        (v)     22,500,000 shares will vest when the Company introduces
its primary product to the marketplace.

                        (vi)    22,500,000 shares will vest when the Company or Dr.
Dent fulfills other reasonable conditions during its fifth year of operations (with such conditions to be established by the members of the Board other than Dr. Dent).

        (b)     Notwithstanding the provisions of Section 3(a), the Option shall vest and become fully exercisable in the event that the Company's Market Capitalization exceeds $56,250,000.

        (c)     For purposes of this Section 3, "Market Capitalization" shall mean the average daily value of the outstanding shares of the common stock of the Company for each trading day during a period of 90 consecutive days. The value of the common stock will be based on the closing bid price for the shares on each trading day during the 90-day period.

        (d)     Notwithstanding anything to the contrary set forth in this Agreement:

                (i)     The Option shall not vest, in whole or in part, until all
the conditions in Stages 1 through 5 (as defined below) have been satisfied; and

                (ii)    If all such conditions are not satisfied within one (1) year after the date hereof, this Agreement and the Option shall be null and void and of no further effect. As used herein, Stages 1 through 5 are the conditions that are so defined in Section 2(b) of the Agreement and Plan of Exchange, dated November
__, 2001, among Tampa Bay Financial, Inc., the Company, NeoGenomics, Inc. and
Optionee.

        4.      Restrictions on Exercise and Transfer. The Option and the rights of the Optionee in the Option and under this Agreement may not be transferred except upon the Optionee's death as provided by Section 5(c) hereof.

        5.      Exercise of Option on Termination of Employment.

                (a)     If the Optionee's employment with the Company or one of
its subsidiaries terminates for any reason other than Cause or voluntary resignation by the Optionee (other than for Good Reason), prior to the vesting of all of the
Option pursuant to Section 3, then the Option shall become fully vested as of

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the date of termination of employment, notwithstanding the vesting provisions set forth in Section 3.

                (b)     In the event that the Optionee's employment with the Company or one of its subsidiaries terminates for Cause or voluntary resignation (without
Good Reason), the Option shall thereafter only be exercisable to the extent it was vested as of the date of termination of employment.

                (c)     Termination of employment with the Company to accept immediate re-employment with a subsidiary of the Company, or vice-versa, or termination of employment with a subsidiary of the Company to accept immediate re-employment with another subsidiary of the Company shall not be deemed termination of employment for purposes of this Section 5.

                (d)     The terms "Cause" and "Good Reason" shall have the meanings set forthin the Employment Agreement.

        6.      Adjustment in the Event of Changes in Capital Structure, Reorganization,
Anti-Dilution or Accounting Change.

                (a)     In the event of a change in the corporate structure or shares of the Company, the Board of Directors (subject to any required action by the shareholders of the Company) shall make such equitable adjustments as are necessary and appropriate to protect against dilution in the number, kind and in the exercise price of the shares underlying the Option; provided, however, that the Board of Directors shall not be required to make any such adjustments in the event of a change which does not result in a dilution of at least two percent
(2%) in the number or exercise price of the shares underlying the Option. For the purposes of this Section 6, a change in the corporate structure or shares of the Company shall include, but is not limited to, changes resulting from a recapitalization, stock split, consolidation, rights offering, stock dividend, reorganization or liquidation.

                (b)     Upon the effective date of the dissolution or liquidation
of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon a transfer of all or substantially all of the property of the Company and its subsidiaries (taken as a whole), the
Option and all of the Optionee's rights hereunder shall terminate, unless provision is made by the Company in connection with such transaction for the assumption or purchase of the Option granted hereunder, or for the substitution for the Option of a new option of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number , kind of shares and the purchase price per share, in which event the Option or a new option substituted for the Option shall continue in the manner and under the terms as provided.

                (c)     If the Company does not make provision for the assumption
or purchase of the Option or the substitution of a new option in connection with the transactions listed in Section 6(b), then: (i) the Option shall become fully vested (notwithstanding the vesting schedule of Section 3); (ii) the Company shall provide the Optionee with at least 30 days prior written notice of such transaction; and (iii) during such 30-day period, the Optionee shall be entitled to exercise the Option.

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                (d)     This Agreement shall not in any way limit or affect the right of the Company to make changes in its capital structure or to merge or consolidate or to dissolve, liquidate or sell all or any part of its business or assets.

        7.      Privilege of Stock Ownership. The Optionee shall not be deemed to be the holder of, or to have any of the rights of the holder with respect to, any
Option Shares unless and until the Company shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting and other ownership rights with respect to such shares.

        8.      Manner of Exercising Option.

                (a)     The Option may be exercised only as to whole shares and only by written notice signed by the Optionee (or in the case of exercise after Optionee's death or disability by Optionee's legal representative, executor, administrator, or heir or legatee, as the case may be), and mailed or delivered to the Secretary of the Company at its principal office, which notice shall: (i) specify the number of Option Shares with respect to which the Option is being exercised;
(ii) be accompanied by payment in full for such Shares in cash; (iii) include a statement to the effect that the Optionee or other person exercising the Option is purchasing the Option Shares for investment and not with a view to, or for sale in connection with, any distribution thereof; and (iv) if being exercised by a person or persons other than the Optionee, be accompanied by proof satisfactory to the Company and its counsel that such person or persons have the right to exercise the Option.

                (b)     The Option shall be deemed to have been exercised with respect to the Option Shares specified in said notice at the time of receipt by the Company of: (i) said notice; (ii) any representations required by the Company pursuant to
Section 9 hereof; and (iii) payment therefor.

        9.      Compliance with Laws and Regulations. Prior to exercise of the Option hereunder, the Optionee shall execute and deliver to the Company such representations in writing as may be reasonably requested by the Company in order for it to comply with the applicable requirements of federal and state securities law.

        10.     Taxes. Whenever shares are to be issued upon the exercise of the
Option, the Company shall have the right to require the Optionee or other person exercising the Option to remit to the Company an amount sufficient to satisfy federal, state and local withholding or other applicable taxes prior to the issuance of any certificate or certificates for the Option Shares.

        11.     Governing Law. The validity, enforcement or construction of this
Agreement shall be governed by the laws of the State of Florida.

                  [Remainder of Page Intentionally Left Blank.]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                     COMPANY:

                                                     AMERICAN COMMUNICATIONS
                                                     ENTERPRISES, INC.

                                                     By: ____________________________
                                                     Its: ____________________________
                                                     Name: __________________________

                                                     OPTIONEE:

                                                     ________________________________
                                                     Michael T. Dent, M.D.